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                                                                     Exhibit 3.3



                                     FORM OF
                       LIMITED LIABILITY COMPANY AGREEMENT


                  THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made effective as of the __ day of ___________________, 1998, by and between ________________, a Delaware limited liability company, as the sole member (the "Member"), and ______________, a Delaware limited liability company.

                  1. Formation of the Company. By execution of this Agreement, the Member ratifies and confirms the actions of Michael A. Khouri, Senior Vice President - Corporate and Legal Affairs, as its duly authorized agent in connection with the filing of a certificate of formation (the "Certificate") with the Secretary of the State of Delaware for the purpose of forming ____________________ (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. ("Act")

                  2. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is
_____________________.

                  3. Purpose. This Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                  4. Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Company at such address is The Corporation Trust Company.

                  5. Membership Interests. The Company shall be authorized to issue one hundred (100) membership interests ("Membership Interests"), all of which shall be issued to the Member. Membership Interests shall for all purposes be personal property.

                  6. Certificate of Membership Interest. The Company shall issue to the Member a limited liability company certificate in the form annexed hereto as Exhibit 1 (a "Certificate"), evidencing the Membership Interests in the Company held by such Member. The Certificates shall be transferable only on the books of the Company, to be kept by the Secretary of the Company, on surrender thereof by the registered holder in person or by attorney, and until so transferred, the Company may treat the registered holder of a Certificate as the owner of the interest evidenced thereby for all purposes whatsoever. Nothing contained in this Section 6 shall authorize or permit the Member to transfer its interest except as contemplated by Section 8. For the purposes of Article 8 in any Uniform Commercial Code, each interest in the Company as evidenced by a Certificate shall be deemed to be a security, as such term is defined in any Uniform Commercial Code.

                  7. Agreement to Pledge Memberships. Notwithstanding any provision herein




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to the contrary, the Member shall pledge such Member's Membership Interests in the Company to secure the indebtedness of the Company or its subsidiaries. The Member hereby agrees to take any and all actions and execute such instruments, agreements and other documents to effect the pledge of such Member's Membership.

                  8. Pledge of Membership Interests. To secure, among other things, the payment and performance of the obligations of the Company to The Chase Manhattan Bank as issuing bank and as administrative agent and collateral agent ("Chase") for itself and certain other financial institutions (the "Lenders") from time to time party to that certain Credit Agreement which is to be entered into and dated as of June 30, 1998 among Chase, the Lenders, the Company and American Commercial Lines Holdings LLC (as amended from time to time, the "Credit Agreement"), the Member will pledge l00% of its Membership Interests in the Company to Chase, for the benefit of itself and the Lenders. Said pledge is hereby authorized by the Member, the Board of Managers and the Company. The books and records of the Company shall be marked to reflect the pledge of the Membership Interests to Chase, for the benefit of itself and the Lenders. For so long as any Loans (as defined in the Credit Agreement) remain outstanding, no Membership Interest or any rights relating thereto will be transferred or further encumbered and no new Members will be admitted without the written consent of Chase and, if the Company is advised by Chase that an event of default has occurred under the Credit Agreement, the Company will comply with the provisions of the Pledge Agreement which is to be entered into and dated as of June 30, 1998. No exercise by Chase of its rights under such Pledge Agreement shall constitute a violation of or be prohibited by this Agreement and Chase shall become a Member upon such exercise.

                  9. Capital Contributions by the Member. The Member shall not be obligated to make capital contributions to the Company, and the Membership Interests shall be nonassessable.

                  10. Allocation of Profits and Losses. The Company's profits and losses shall be allocated entirely to the Member, and the Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 10 to the fullest extent permitted by Section 704(b) and (c) of the Code and the treasury regulations promulgated thereunder.


                  11. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Managers of the Company (the "Board of Managers").

                  12. Appointment and Removal of Board of Managers. The business and affairs of the Company shall be managed by its Board of Managers. Subject to
Section 15 hereof and as provided in Section 18-402 and 18-403 of the Act, the Managers shall have such rights and duties as are provided in the Act, and shall have the power and authority to delegate to the officers of the Company, if any, its rights and powers, or any portion thereof, to manage and control the business and affairs of the Company. All actions of the Board of Managers shall be taken by the consent or affirmative vote of a majority of the Board of Managers, with or without a meeting.

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                  The Board of Managers shall be composed of three (3) Managers.
Managers shall be appointed by the affirmative vote of the Member. Each Manager shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Member in its sole discretion. The salaries or other compensation, if any, of the Managers shall be fixed by the Member. Any appointment pursuant to this Section 12 may be revoked at any time by the Member.

                  13. Officers. The officers of the Company, if any, shall be appointed by the Board of Managers in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

                           (a) President. The President shall be the Chief
Executive Officer of the Company. Subject to the direction of the Board of Managers, he shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

                           (b) Vice Presidents. The powers, duties, and
responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board of Managers. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

                           (c) General Counsel. The General Counsel shall have
general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. He shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall perform such other duties as the Board of Managers, or the President, may designate.

                           (d) Secretary. The Secretary shall attend all
meetings of the members of the Company and record their proceedings, unless a temporary secretary be appointed. He shall give due notice, as required, of all meetings of the members of the Company, shall keep, or cause to be kept, at a place or places required by law, a record of the members and managers of the Company, giving the names and addresses of all such members and managers. He shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board of Managers, and shall perform such other duties as the Board of Managers, or the President, may designate. In the case of the Secretary's absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

                           (e) Treasurer. The Treasurer shall receive, keep and
disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection

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with the administration of the financial affairs of the Company as the Board of
Managers, or the President, may designate. In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

                           (f) Subordinate Officers. Each subordinate officer
shall hold office for such period, have such authority, and perform such duties as the Board of Managers may prescribe. The Board of Managers may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                           Each such officer shall also have such additional
powers and duties as from time to time may be conferred by the Board of Managers. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board of Managers in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board of Managers. Any appointment pursuant to this Section 14 may be revoked at any time by the Board of Managers.

                  14. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, or any Vice President, and attested by the Secretary, or an Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company.

                  15. Limitations on Authority. The authority of the Board of Managers over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

                  16. Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless any member, manager, officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the Company.

                  17. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member to such effect; and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  18. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member.

                  19. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

                  20. Governing Law. This Agreement shall be construed and enforced in

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accordance with, and governed by, the laws of the State of Delaware.


                  IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date and year first above-written.




ATTEST:
By: ___________________________
As:  Secretary
                                            By:  ______________________________
                                            Name:
                                            Title:







ATTEST:

By:  _________________________              By: _______________________________
As:  Secretary                              Name:
                                            Title:

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